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Exhibit 10.3

FORM OF

MASTER OPERATING AGREEMENT

        This Master Operating Agreement (this "Agreement") is made and entered into this            day of                        , 2008 (the "Effective Date"), by and among EXCO Resources, Inc., a Texas corporation ("EXCO"), EXCO Partners, LP, a Delaware limited partnership (the "Partnership"), EXCO GP Partners, LP (the "General Partner"), EXCO Partners GP LP, LLC (the "Managing General Partner"), EXCO Partners Operating, MLP, LP, a Delaware limited partnership ("OLP"), EXCO Partners Operating Partnership, LP, a Delaware limited partnership ("EPOP"), Winchester Production Company, LP, a Delaware limited partnership ("Winchester"), North Coast Energy, LLC, a Delaware limited liability company ("North Coast"), EXCO Operating USA, LP, a Delaware limited partnership ("EXCO USA"), North Coast Energy Eastern LLC, a Delaware limited liability company ("North Coast Eastern") and Power Gas Marketing & Transmission, LLC, a Delaware limited liability company ("PGMT"). EXCO, the Partnership, the General Partner, the Managing General Partner, OLP, EPOP, Winchester, North Coast, EXCO USA, North Coast Eastern and PGMT are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    The Partnership and its subsidiaries have no employees and are entirely dependent on the Applicable EXCO Operators (as herein defined) to operate the Partnership's and its subsidiaries' oil and natural gas properties and such Parties have entered into this Agreement to set forth the terms and conditions pursuant to which the Applicable EXCO Operators, on behalf of the General Partner, will operate the Partnership's and its subsidiaries' oil and natural gas properties; provided, however, that nothing in this Agreement is intended to modify the General Partner's duties under the Partnership Agreement to manage the Partnership's business.

        B.    Pursuant to the closing on this date of the transactions contemplated by the Contribution Agreement (as herein defined), certain of the Applicable Partnership Parties (as herein defined) are acquiring an interest in certain Wellbores (as herein defined) and 100% of the membership interests in North Coast.

        C.    With respect to certain Wellbores, joint operating agreements among the Applicable EXCO Operators, third party working interest owners and the Applicable Partnership Parties, as successors in interest to such Applicable EXCO Operators or their respective Affiliates (as herein defined) to their respective interests in such Wellbores, are already in place.

        D.    With respect to the Contract Wellbores (as herein defined), the Applicable Partnership Parties and the Applicable EXCO Operators desire to enter into this Agreement to set forth their understanding and agreement with respect to certain modifications, restrictions and limitations on the rights of the Applicable Partnership Parties under the Third Party Operating Agreements (as herein defined) with respect to such Contract Wellbores and to set forth further rights of the Applicable Partnership Parties and the Applicable EXCO Operators with respect to the Contract Wellbores under this Agreement.

        E.    The provisions herein with respect to the Contract Wellbores are intended, in part, to avoid placing any additional costs or other burdens on other third party working interest owners in connection with any Applicable Partnership Party's ownership of an interest in the Contract Wellbores, and the Applicable EXCO Operators will perform their duties under this Agreement with respect to the Contract Wellbores in accordance with that intention.

        F.     With respect to each of the Non-Contract Wellbores (as herein defined), the Applicable Partnership Parties and the Applicable EXCO Operators desire to enter into this Agreement to designate the Applicable EXCO Operator as operator of each Non-Contract Wellbore and set forth their understanding and agreement with respect to such Applicable EXCO Operator's duties as operator of such Non-Contract Wellbore.

        G.    With respect to certain oil and natural gas properties (the "North Coast Properties") owned by the North Coast Parties (as herein defined), joint operating agreements among one or more North Coast Parties and third party working interest owners are already in place.

        H.    With respect to any Contract Properties (as herein defined), the Applicable Partnership Parties and EXCO desire to enter into this Agreement to designate EXCO to act as contract operator as to such Contract Properties.

        I.     With respect to any Non-Contract Properties (as herein defined), the Applicable Partnership Party and EXCO desire to enter into this Agreement to designate EXCO as contract operator of the Non-Contract Properties and set forth their understanding and agreement with respect to EXCO's duties as contract operator of the Non-Contract Properties.

        In consideration of the premises, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

        As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Action" has the meaning set forth in Section 11.02 of this Agreement.

        "Administrative Services Agreement" means that certain Administrative Services Agreement dated            , 2008, by and among the Managing General Partner, the General Partner, the Partnership, EXCO Partners OLP GP, LLC, OLP and EXCO.

        "Administrative Services Fee" has the meaning set forth in Section 4.1 of the Administrative Services Agreement.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, except with respect to Section 2.02(a)(iii) and Section 2.03, the Partnership and its direct and indirect subsidiaries shall not be considered Affiliates of EXCO or its direct or indirect subsidiaries (other than the Partnership and its direct and indirect subsidiaries), and EXCO and its direct and indirect subsidiaries shall not be considered Affiliates of the Partnership or its direct or indirect subsidiaries.

        "Applicable EXCO Operator" means, with respect to any Wellbore, EXCO, EPOP, Winchester or any other Affiliate of EXCO that (in each case) is the operator of the leasehold to which such Wellbore relates or owns a working interest in such leasehold, and, with respect to any Contract Property or Non-Contract Property, EXCO or any Affiliate designated by EXCO to act as contract operator with respect to such Contract Property or Non-Contract Property.

        "Applicable Partnership Party" means the Partnership or any subsidiary of the Partnership that directly owns an interest in such Wellbore, leasehold or other property that is the subject of the particular provision of this Agreement in question.

        "Applicable Wellbore" means with respect to a Replacement Well, the Wellbore in replacement of which such Replacement Well was drilled, as described below in the definition of "Replacement Well."

        "Bankrupt" with respect to any Person means such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

        "Conflicts Committee" has the meaning set forth in the Partnership Agreement.

        "Contract Wellbore" means any Wellbore that is presently subject to a Third Party Operating Agreement.

        "Contract Property" means any North Coast Property or other leasehold interest owned by any Applicable Partnership Party that is subject to a Third Party Operating Agreement.

        "Contribution Agreement" means that certain Contribution, Conveyance, Assumption and Indemnification Agreement dated            , 2008, by and among EXCO, the Partnership and the other parties named therein.

        "COPAS" has the meaning set forth in Section 3.01 of this Agreement.

        "Damages" has the meaning set forth in Section 11.02 of this Agreement.

        "Defaulting EXCO Operator" has the meaning set forth in Section 2.02(b) of this Agreement.

        "Effective Date" has the meaning set forth in the introduction to this Agreement.

        "EPOP" has the meaning set forth in the introduction to this Agreement.

        "EXCO" has the meaning set forth in the introduction to this Agreement.

        "EXCO Indemnified Party" has the meaning set forth in Section 11.02(b) of this Agreement.

        "EXCO USA" has the meaning set forth in the introduction to this Agreement.

        "General Partner" has the meaning set forth in the introduction to this Agreement.

        "JOA Form" has the meaning set forth in Section 3.01 of this Agreement.

        "Limited Partners" has the meaning set forth in the Partnership Agreement.

        "Managing General Partner" has the meaning set forth in the introduction to this Agreement.

        "Non-Contract Wellbore" means any Wellbore that is not presently subject to a Third Party Operating Agreement.

        "Non-Contract Property" means any North Coast Property or other leasehold interest owned by any Applicable Partnership Party that is that is not presently subject to a Third Party Operating Agreement.

        "Non-Operating Working Interest" means a working interest in any oil and natural gas lease held by a party who is a non-operator with respect to such oil and natural gas lease.

        "North Coast" has the meaning assigned thereto in the introduction to this Agreement.

        "North Coast Eastern" has the meaning set forth in the introduction to this Agreement.

        "North Coast Parties" means North Coast, EXCO USA, North Coast Eastern and PGMT.

        "North Coast Properties" has the meaning set forth in the Recitals to this Agreement.

        "OLP" has the meaning set forth in the introduction to this Agreement.

        "Partnership" has the meaning set forth in the introduction to this Agreement.

        "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership dated as of September 5, 2007, as the same may be amended or restated from time to time.

        "Partnership Group Indemnified Party" has the meaning set forth in Section 11.02(c) of this Agreement.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or any other entity.

        "Property" means any Contract Wellbore, Non-Contract Wellbore, Contract Property or Non-Contract Property.

        "PGMT" has the meaning set forth in the introduction to this Agreement.

        "Replacement Well" means any well drilled at a location within the same Spacing Unit upon which the surface location of a Wellbore is physically located or within one hundred feet (100') of such surface location in the event such Spacing Unit cannot be reasonably determined, and which is drilled in replacement of that Wellbore as a result of the temporary or permanent plugging and abandonment of that Wellbore due to mechanical failure and not due to depletion of oil and natural gas reserves in the then producing perforations. Subject to the same limitations, a Replacement Well may also be drilled in replacement of a previously drilled Replacement Well.

        "Spacing Unit" means the surface area and the subsurface beneath the surface area allocated to a well for the purpose of drilling for and producing oil and natural gas as established by the applicable state governmental authority with respect to oil and natural gas production from such well.

        "Third Party Operating Agreement" means any joint operating agreement relating to any Property to which a Person other than any of the Applicable EXCO Operators, the Applicable Partnership Parties and their respective Affiliates is a party.

        "Wellbores" means any wellbore presently owned, or acquired in the future, by the Partnership or any of its subsidiaries, including, without limitation, all of those certain wellbores described in the Contribution Agreement and any Replacement Wells.

        "Winchester" has the meaning set forth in the introduction to this Agreement.

ARTICLE II
TERM AND TERMINATION

        Section 2.01

          (a)   This Agreement shall be effective as of the Effective Date and shall remain in effect until the earlier to occur of the following: (i) the termination of this Agreement by the Partnership pursuant to Section 2.02 below; (ii) the termination of this Agreement by EXCO pursuant to Section 2.03 below; or (iii) the termination of this Agreement by the mutual written consent of the Parties.

          (b)   Notwithstanding anything in this Agreement to the contrary, if any of the Applicable Partnership Parties sells or otherwise disposes of any Property, this Agreement shall terminate, insofar and only insofar as it applies to such Property, when such sale or other disposition becomes effective.

        Section 2.02

          (a)   Upon the occurrence of any of the following events, the Partnership may terminate this Agreement by giving written notice of such termination to EXCO:

    (i)
    EXCO becomes Bankrupt;

    (ii)
    EXCO dissolves and commences liquidation or winding-up; or

    (iii)
    EXCO ceases to be an Affiliate of the Partnership.

Any termination under this Section 2.02(a) will become effective immediately upon delivery of the written notice first described in this Section 2.02(a), or such later time (not to exceed the first anniversary of the delivery of such written notice) as may be specified by the Partnership.

          (b)   In addition, if at any time the General Partner determines that (i) any Applicable EXCO Operator has not performed its obligations under this Agreement in the manner of a prudent operator (each such Applicable EXCO Operator, a "Defaulting EXCO Operator") and (ii) such failure of the Defaulting EXCO Operator to perform its obligations under this Agreement has had a materially adverse impact on the Partnership's business, the Partnership may give written notice of termination to EXCO, which notice shall set forth in reasonable detail any deficiency in such Defaulting EXCO Operator's performance under this Agreement as compared to that of a prudent operator. Such Defaulting EXCO Operator shall have 90 days following the date of EXCO's receipt of such written notice in which to cure such deficiency to the reasonable satisfaction of the General Partner. If such Defaulting EXCO Operator fails to cure such deficiency in accordance with the immediately preceding sentence, then termination under this Section 2.02(b) shall become effective on the 90th day after the date of such written notice, or such later time (not to exceed the first anniversary of the delivery of such written notice) as may be specified in such written notice.

        Section 2.03    EXCO may terminate this Agreement by giving written notice of such termination to the Partnership in the event that EXCO ceases to be an Affiliate of the Partnership. Any termination under this Section 2.03 shall become effective 90 days after delivery of such written notice.

ARTICLE III
APPOINTMENT AS OPERATOR OF NON-CONTRACT WELLBORES; DUTIES AS
OPERATOR OF NON-CONTRACT WELLBORES

        Section 3.01    Each Applicable Partnership Party hereby appoints each Applicable EXCO Operator, and each Applicable EXCO Operator hereby accepts the appointment as operator (including, for the purposes of regulatory filings with any regulatory authority having jurisdiction over the applicable Wellbores, acting as operator of record) of the Non-Contract Wellbores associated with each such Applicable EXCO Operator on the terms and conditions set forth in this Agreement. Subject to the provisions of Article IV and Article VI of this Agreement, the Non-Contract Wellbores shall be operated in general accordance with (i) the provisions of this Article III and (ii) the provisions of AAPL Form 610-1989 Operating Agreement ("JOA Form"), together with the 2005 COPAS Accounting Procedure ("COPAS") wherever the provisions of the JOA Form and COPAS would be applicable in light of the purpose and intent of this Agreement. The JOA Form is attached hereto as Exhibit A and the COPAS provisions are attached as Exhibit C to the JOA Form. The JOA Form and the COPAS provisions are to be interpreted in a manner consistent with, and with a view to giving effect to, the purpose and intent of this Agreement. If a conflict or ambiguity should exist between the terms and conditions of such JOA Form or the COPAS provisions and this Agreement, then the terms and conditions of this Agreement shall prevail and control.

        Section 3.02    Duties of Operator.    Each Applicable EXCO Operator shall perform the following duties with respect to the Non-Contract Wellbores associated with such Applicable EXCO Operator:

          (a)   Providing general operational, engineering, geology, and management services in order to safely and prudently operate such Non-Contract Wellbores including without limitation, engineering for lease operations and facilities engineering;

          (b)   Monitoring and supervision of pumping of each such Non-Contract Wellbore, gauging of tanks, routine maintenance of such Non-Contract Wellbores and other field facilities, and hiring and supervision of third party contractors for operations on such Non-Contract Wellbores;

          (c)   Negotiating, purchasing, providing maintenance, and keeping inventory records of all personal property, equipment and supplies, and procurement of services for use on such Non-Contract Wellbores;

          (d)   Keeping of records and files related to the operation of such Non-Contract Wellbores;

          (e)   Carrying of Workmen's Compensation insurance, Employer's Liability insurance, Comprehensive General Liability insurance, Automobile Public Liability insurance, upon such terms and limits as specified on Exhibit B of this Agreement and such other insurance as may be mutually agreed by the Parties from time to time. The cost of such insurance applicable to such Non-Contract Wellbores shall be borne by EXCO and accounted for in the calculation of the Administrative Services Fee;

          (f)    Preparing and filing monthly reports and forms, and preparing incidental reports as required by regulations of the applicable state or federal governmental authorities with respect to operation of the Non-Contract Wellbores;

          (g)   Preparing all 1099 forms for vendors and joint interest owners as may be required by applicable law with respect to the Non-Contract Wellbores;

          (h)   Providing land, geologic and reservoir engineering support;

          (i)    Providing marketing services as provided in Article IX of this Agreement;

          (j)    Making payments of (1) royalties and other burdens on production from such Non-Contract Wellbores, (2) severance and all other applicable taxes relating to such Non-Contract Wellbores and (3) any other similar payment obligations arising under the terms of any lease relating to any such Non-Contract Wellbore;

          (k)   Obtaining all permits and licenses to conduct the development and operation of the Non-Contract Wellbores, including without limitation, obtaining all environmental permits as required by applicable law; and

          (l)    Providing any other services necessary to continue to physically operate such Non-Contract Wellbores in accordance with the JOA Form and the Standard of Care set forth in Section 11.01.

ARTICLE IV
SPECIAL PROVISIONS REGARDING THE APPLICABLE EXCO OPERATOR AS
OPERATOR OF NON-CONTRACT WELLBORES

        Notwithstanding anything to the contrary contained in Article III above, with respect to each Non-Contract Wellbore, the Applicable Partnership Parties and the Applicable EXCO Operators agree as follows:

        Section 4.01    Such Applicable Partnership Party shall not have the right to remove such Applicable EXCO Operator as the operator of such Non-Contract Wellbore under this Agreement. If such Applicable EXCO Operator sells all or any part of its working interest in any oil and natural gas lease relating to such Non-Contract Wellbore associated with such Applicable EXCO Operator to a third party and a successor operator is approved as operator of such lease, then, effective upon the appointment of such successor operator, such Applicable EXCO Operator shall provide such services to such Applicable Partnership Party as are necessary for such Applicable Partnership Party to perform its duties and otherwise act in its capacity as a Non-Operating Working Interest owner with respect to such Non-Contract Wellbore.

        Section 4.02    If (i) such Non-Contract Wellbore is temporarily or permanently plugged and abandoned due to mechanical failure and not due to depletion of oil and natural gas reserves in the then producing perforations and (ii) a prudent operator would find it economically feasible to drill a Replacement Well with respect to such Non-Contract Wellbore, then such Applicable EXCO Operator shall commence drilling a Replacement Well as soon as reasonably practical following the plugging and abandonment of such Non-Contract Wellbore.

        Section 4.03    With respect to any Replacement Well for a Non-Contract Wellbore:

          (a)   Such Applicable Partnership Party will bear all costs and expenses associated with the drilling and completion of such Replacement Well unless the mechanical failure of such Applicable Well relating thereto resulted from the bad faith or willful misconduct of such Applicable EXCO Operator associated therewith, in which case such Applicable EXCO Operator will bear all costs and expenses associated with drilling and completing such Replacement Well.

          (b)   Such Applicable EXCO Operator will not drill such Replacement Well to a depth below the deepest producing perforation in such Applicable Wellbore (other than pursuant to the easement for operating purposes extending an additional one hundred feet (100') in depth).

          (c)   Following the completion of such Replacement Well, such Applicable EXCO Operator shall prepare, execute and deliver (or cause to be executed and delivered) to such Applicable Partnership Party a recordable assignment and bill of sale (in substantively the same form as the assignment and bill of sale under which such Applicable Partnership Party acquired such Applicable Well) conveying to such Applicable Partnership Party the same undivided interest in the wellbore of such Replacement Well as that undivided interest held by such Applicable Partnership Party in the plugged and abandoned Non-Contract Wellbore.

ARTICLE V
SPECIAL PROVISIONS REGARDING THE CONTRACT WELLBORES

        Notwithstanding anything to the contrary contained in any Third Party Operating Agreement relating to a Contract Wellbore, the Applicable Partnership Parties and the Applicable EXCO Operators agree as follows with respect to such Contract Wellbore:

        Section 5.01    Where such Applicable EXCO Operator is currently the operator under any Third Party Operating Agreement, such Applicable Partnership Party shall not vote to remove such Applicable EXCO Operator as operator with respect to such Contract Wellbore.

        Section 5.02    No Applicable EXCO Operator may resign as operator under any Third Party Operating Agreement relating to such Contract Wellbore unless (i) such Applicable EXCO Operator and its Affiliates have sold or otherwise disposed of its entire interest in the underlying oil and natural gas lease(s) covered by the applicable Third Party Operating Agreement or (ii) it has received the written consent of the Conflicts Committee.

        Section 5.03    With respect to such Contract Wellbore if such Applicable EXCO Operator is not the operator under the applicable Third Party Operating Agreement, such Applicable EXCO Operator shall provide such services to such Applicable Partnership Party as are necessary for such Applicable

Partnership Party to perform its duties under the applicable Third Party Operating Agreement and otherwise act in its capacity as a Non-Operating Working Interest owner with respect to such Contract Wellbore.

        Section 5.04    If such Contract Wellbore is temporarily or permanently plugged and abandoned due to mechanical failure and not due to depletion of oil and natural gas reserves in the then producing perforations, then such Applicable EXCO Operator, shall, on behalf of such Applicable Partnership Party and acting as a prudent operator, propose, participate, and/or go non-consent in subsequent operations in such Contract Wellbore and the drilling of a Replacement Well therefor.

        Section 5.05    If a subsequent operation proposal by such Applicable EXCO Operator under such Third Party Operating Agreement conflicts with a subsequent operation proposal by a third party Non-Operating Working Interest owner, such Applicable Partnership Party shall vote in favor of such Applicable EXCO Operator's proposal.

        Section 5.06    With respect to any Replacement Well for such Contract Wellbore:

          (a)   Such Applicable EXCO Operator shall not propose such Replacement Well to a depth below the deepest producing perforation in such Applicable Wellbore (other than pursuant to the easement for operating purposes extending an additional one hundred feet (100') in depth).

          (b)   If any third party Non-Operating Working Interest owner proposes such Replacement Well be (i) drilled and completed in an objective depth and/or interval that is deeper than the deepest producing perforation in such Applicable Wellbore, and (ii) duly completed in or commingled with production from a producing perforation in such Applicable Wellbore, then such Applicable Partnership Party shall have the right to participate in such proposal.

          (c)   If such Applicable Partnership Party participates in any proposal to drill such Replacement Well, then, following the completion of such Replacement Well, such Applicable EXCO Operator shall prepare, execute and deliver (or cause to be executed) a recordable assignment and bill of sale (in substantively the same form as the assignment and bill of sale under which such Applicable Partnership Party acquired such Applicable Well) conveying to such Applicable Partnership Party the same undivided interest in the Wellbore of such Replacement Well as that undivided interest held by such Applicable Partnership Party in the plugged and abandoned Applicable Wellbore. Prior to the spudding of such Replacement Well that is proposed to be drilled and completed in a deeper objective depth and/or interval than the deepest producing perforation in such Applicable Wellbore, and in consideration of the rights to participate in such well and to acquire such interest, such Applicable Partnership Party shall pay to such Applicable EXCO Operator its working interest share of the fair market value of such objective depth and/or interval that is deeper than the deepest producing perforation in such Applicable Wellbore, as mutually agreed by such Applicable EXCO Operator and such Applicable Partnership Party.

          (d)   Following each transaction described in subsection 5.06(c) above, if designated as operator under the applicable Third Party Operating Agreement, such Applicable EXCO Operator shall prepare and circulate to the other parties to the applicable Third Party Operating Agreement an amended Exhibit "A-1" (or other applicable exhibit) to such Third Party Operating Agreement to reflect the respective interests of such Applicable Partnership Parties and the other parties to such Third Party Operating Agreement in such Replacement Well from the surface to the deepest producing perforation in such Replacement Well.

ARTICLE VI
SPECIAL PROVISIONS REGARDING BOTH CONTRACT WELLBORES AND
NON-CONTRACT WELLBORES

        Notwithstanding anything to the contrary contained in either this Agreement or any Third Party Operating Agreement, the Applicable Partnership Parties and the Applicable EXCO Operators agree as follows with respect to the Contract Wellbores and the Non-Contract Wellbores:

        Section 6.01    If a lease relating to any such Wellbore is lost due to title failure or by operation of its terms, the Applicable Partnership Party shall be allowed to participate under any renewal provision of such lease but INSOFAR AND ONLY INSOFAR as an ownership interest in such lease is necessary in order to produce hydrocarbons from such Wellbore. Such Applicable Partnership Party shall pay for such Applicable Partnership Party's pro rata share (being equal to its working interest in such Wellbore affected by the failure, or its weighted working interest, if more than one Wellbore is affected) of the actual leasing costs incurred.

        Section 6.02    Each of the Applicable Partnership Parties and each of the Applicable EXCO Operators may make any application before a governmental agency regarding any Spacing Unit, down-spacing, special field rules, allowables, etc., relating to its respective properties. The Conflicts Committee will determine, on behalf of any Applicable Partnership Party, whether the Applicable Partnership Party will object or support any proposal by any Applicable EXCO Operator regarding any Spacing Unit, down-spacing, special field rules, allowables, etc. relating to the Wellbores.

        Section 6.03    The Applicable EXCO Operator shall tender all lease maintenance obligations with respect to the Wellbores operated by such Applicable EXCO Operator, if any, on behalf of the Applicable Partnership Party, subject to reimbursement from such Applicable Partnership Party. The Applicable EXCO Operator shall retain and maintain all division of interest and revenue decks, and all well, lease, and contract files with respect to the Wellbores operated by such Applicable EXCO Operator.

        Section 6.04    The Applicable EXCO Operator shall have the right to take over the Applicable Partnership Party's interest in all Wellbores to be permanently plugged and abandoned by the Applicable Partnership Party for the Applicable EXCO Operator's exclusive use. If such Applicable EXCO Operator elects to exercise such right, it shall pay such Applicable Partnership Party for the value of the salvageable material and equipment, less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If, however, such plugging and restoration costs are higher than the salvage value, such Applicable Partnership Party shall tender such excess to such Applicable EXCO Operator. If such Applicable EXCO Operator exercises this right to take over a Wellbore, such Applicable Partnership Party shall execute and deliver (or cause to be executed and delivered) to such Applicable EXCO Operator a recordable assignment and bill of sale conveying to such Applicable EXCO Operator all of such Applicable Partnership Party's interest in such Wellbore. The Applicable EXCO Operator shall fully protect, defend, indemnify, and hold such Applicable Partnership Party harmless from and against all losses, costs, claims, demands, expenses, damages, liabilities, suits, actions, judgments, and decrees arising out of, attributable to, or resulting from such Applicable EXCO Operator's subsequent operations on and in such Wellbore.

ARTICLE VII
APPOINTMENT AS OPERATOR OF NON-CONTRACT PROPERTIES; DUTIES AS
OPERATOR OF NON-CONTRACT PROPERTIES

        Section 7.01    The North Coast Parties and any other Applicable Partnership Party hereby owning Non-Contract Properties hereby appoint EXCO or any Applicable EXCO Operator designated by EXCO to act as contract operator with respect to such Non-Contract Properties and EXCO, in its individual capacity and on behalf of any Applicable EXCO Operator designated by EXCO, hereby accepts the appointment as contract operator of the Non-Contract Properties (but not operator of record) on the terms and conditions set forth in this Agreement. Subject to Article IX of this Agreement, the Non-Contract Properties shall be operated in general accordance with (i) the provisions of this Article VII and (ii) the provisions of the JOA Form, together with the COPAS provisions wherever the provisions of the JOA Form and COPAS would be applicable, in light of the purpose and intent of this Agreement. The JOA Form is attached hereto as Exhibit A and the COPAS provisions are attached as Exhibit C to the JOA Form. The JOA Form and the COPAS provisions are to be interpreted in a manner consistent with, and with a view to giving effect to, the purpose and intent of this Agreement. If a conflict or ambiguity should exist between the terms and conditions of such JOA Form or the COPAS provisions and this Agreement, then the terms and conditions of this Agreement shall prevail and control.

        Section 7.02    Duties of Operator.    Each Applicable EXCO Operator shall perform the following duties with respect to the Non-Contract Properties associated with such Applicable EXCO Operator:

          (a)   Providing general operational, engineering, geology, and management services in order to safely and prudently operate the Non-Contract Properties including without limitation, engineering for lease operations and facilities engineering;

          (b)   Monitoring and supervision of pumping of each well on the Non-Contract Properties, gauging of tanks, routine maintenance of wells and other field facilities on the Non-Contract Properties, and hiring and supervision of third party contractors for operations on the Non-Contract Properties;

          (c)   Negotiating, purchasing, providing maintenance, and keeping inventory records of all personal property, equipment and supplies, and procurement of services for use on the Non-Contract Properties;

          (d)   Keeping of records and files related to the operation of the Non-Contract Properties;

          (e)   Carrying of Workmen's Compensation insurance, Employer's Liability insurance, Comprehensive General Liability insurance, Automobile Public Liability insurance, upon such terms and limits as specified on Exhibit B of this Agreement and such other insurance as may be mutually agreed by the Parties from time to time. The cost of such insurance applicable to the Non-Contract Properties shall be borne by EXCO and accounted for in the calculation of the Administrative Services Fee;

          (f)    Preparing and filing monthly reports and forms, and preparing incidental reports as required by regulations of the applicable state or federal governmental authorities with respect to operation of the Non-Contract Properties;

          (g)   Preparing all 1099 forms for vendors and joint interest owners as may be required by applicable law with respect to the Non-Contract Properties;

          (h)   Providing land, geologic and reservoir engineering support;

          (i)    Providing marketing services as provided in Article IX of this Agreement;

          (j)    Making payments of (1) royalties and other burdens on production from the Non-Contract Properties, (2) severance and all other applicable taxes relating to such Non-Contract Properties and (3) any other similar payment obligations arising under the terms of any lease relating to any such Non-Contract Properties;

          (k)   Conducting development and operations of the Non-Contract Properties in accordance with the drilling and completion plan approved from time to time by the board of directors of the Managing General Partner with respect to the Non-Contract Properties;

          (l)    Obtaining all permits and licenses to conduct the development and operation of the Non-Contract Properties, including without limitation, obtaining all environmental permits as required by applicable law; and

          (m)  Providing any other services necessary to continue to physically operate the Non-Contract Properties in accordance with the JOA Form and the Standard of Care set forth in Section 11.01.

ARTICLE VIII
SPECIAL PROVISIONS REGARDING THE CONTRACT PROPERTIES

        Notwithstanding anything to the contrary contained in any Third Party Operating Agreement relating to the Contract Properties, the Parties agree as follows:

        Section 8.01    With respect to any Contract Properties where an Applicable Partnership Party is currently the operator of record under the applicable Third Party Operating Agreement, the Applicable Partnership Party shall remain the operator of record and the Applicable EXCO Operator, as contract operator, shall perform in the manner of a prudent operator all of the Applicable Partnership Party's obligations as operator under such Third Party Operating Agreement.

        Section 8.02    With respect to any Contract Properties in which the Applicable Partnership Party owns a Non-Operating Working Interest, the Applicable EXCO Operator shall provide such services to the Applicable Partnership Party as are necessary for the Applicable Partnership Party to perform its duties under the applicable Third Party Operating Agreement and otherwise act in its capacity as a Non-Operating Working Interest owner with respect to such Contract Properties.

        Section 8.03    The Applicable EXCO Operator, on behalf of the Applicable Partnership Party, is obligated to propose the drilling of new wells in accordance with the drilling and completion plan approved by the board of directors of the Managing General Partner with respect to the Contract Properties.

        Section 8.04    The Applicable EXCO Operator shall, for and on behalf of the Applicable Partnership Party, participate and/or go non-consent in subsequent operations in the Contract Properties proposed by third parties, in the manner of a prudent operator and otherwise pursuant to the terms of such applicable Third Party Operating Agreement.

ARTICLE IX
MARKETING SERVICES

        Section 9.01    EXCO is hereby obligated to purchase from the Applicable Partnership Party all of the oil and natural gas production from the Properties that EXCO is able to resell to EXCO's customers. EXCO will not be obligated to purchase any production from the Applicable Partnership Parties with respect to which EXCO has not entered into corresponding sale contracts with its customers. EXCO will bear all risk of collection under customer sales contracts that it enters into to resell the oil and natural gas of the Applicable Partnership Parties and will be obligated to pay the Applicable Partnership Parties the full purchase price under those contracts, net of marketing fees, regardless of whether EXCO collects the full purchase price from its customers. It is the intent of EXCO and the Applicable Partnership Parties that EXCO market and resell the oil and natural gas production from the Properties in the same manner and with the same diligence that EXCO markets and sells its own oil and natural gas production. Upon receipt of the sales proceeds from its customers, EXCO will remit those proceeds to the Applicable Partnership Parties within 30 days of the date of receipt of those proceeds, net of the marketing fees set forth in Section 10.01(d) below. All purchases and resales of oil and natural gas production pursuant to this Article IX shall be conducted in accordance with the terms and conditions of the NAESB Base Contract for Sale and Purchase of Natural Gas attached hereto as Exhibit C. If a conflict or ambiguity should exist between the terms and conditions of such NAESB Base Contract for Sale and Purchase of Natural Gas and this Article IX, then the terms and conditions of this Article IX shall prevail and control.

ARTICLE X
FEES

        Section 10.01    Fees.    The sole compensation for the services provided hereunder by the Applicable EXCO Operators shall be as follows:

          (a)   It is the intention of the Parties that the Administrative Services Fee paid to EXCO pursuant to the Administrative Services Agreement include the cost associated with the allocable share of time spent by EXCO's personnel in connection with the performance of, among other things, the obligations of the Applicable EXCO Operators under this Agreement. In addition to the foregoing and notwithstanding anything in this Agreement, the JOA Form or the COPAS provisions to the contrary, the Partnership, on behalf of the Applicable Partnership Parties, shall not be obligated to pay any costs, fees or other expenses in connection with this Agreement that are to be paid under the Administrative Services Agreement. For avoidance of doubt, no Applicable Partnership Party will be required to pay any COPAS overhead charges to any Applicable EXCO Operator with respect to any Contract Wellbores or Contract Properties as such overhead charges that might have been otherwise payable to the Applicable EXCO Operator under a Third Party Operating Agreement are included in the Administrative Services Fee.

          (b)   The Applicable EXCO Operator will pay all expenses that are directly chargeable to the Properties under this Agreement or their respective Third Party Operating Agreements and invoice the Partnership directly for those charges each month and the Applicable Partnership Party shall pay the Applicable EXCO Operator the balance due within 30 days of the date of receipt of invoice.

          (c)   The Applicable EXCO Operators shall be entitled to retain any COPAS overhead charges associated with drilling and operating wells that would otherwise be paid by third parties to the operator pursuant to the Third Party Operating Agreements relating to the Contract Wellbores.

          (d)   The Applicable Partnership Party shall be entitled to retain any COPAS overhead charges associated with drilling and operating wells that is paid by third parties to the Applicable Partnership Party pursuant to the Third Party Operating Agreements relating to the Contract Properties.

          (e)   The Partnership will pay EXCO a marketing fee of $0.01 per Mcf of natural gas and $0.10 per Bbl of oil that it resells on behalf of the Applicable Partnership Parties pursuant to Article IX of this Agreement. EXCO shall review the marketing fee on [an annual basis] and propose a new marketing fee to the extent necessary to reflect any changes in the scope or cost of marketing services provided by EXCO to the Partnership. Once approved by the General Partner [and with the concurrence of the Conflicts Committee], then the new estimate of the marketing fee shall become part of this Agreement and replace the existing marketing fee until such time as a new marketing fee is approved in accordance with the provisions of this Section 10.01(e). For avoidance of doubt, this marketing fee is in addition to and not included in the Administrative Services Fee.

ARTICLE XI
MISCELLANEOUS PROVISIONS

        Section 11.01    Standard of Care.    Each Applicable EXCO Operator shall conduct all of its operations with respect to the Properties associated with such Applicable EXCO Operator as a prudent operator would in same or similar circumstances and in compliance with the terms and conditions of existing Third Party Operating Agreements, if any, and all applicable laws, rules, regulations and ordinances of any governmental authority applicable to such Applicable EXCO Operator or the Properties.

        Section 11.02    Liabilities and Indemnification

          (a)   IN NO EVENT, OTHER THAN FOR LIABILITY ARISING FROM THE BAD FAITH OR WILLFUL MISCONDUCT OF AN APPLICABLE EXCO OPERATOR, SHALL AN APPLICABLE EXCO OPERATOR BE LIABLE TO THE PARTNERSHIP, DIRECTLY OR INDIRECTLY, FOR ANY CLAIMS, DEMANDS, SUITS, LOSSES, LIABILITIES, OBLIGATIONS, PAYMENTS, COSTS, EXPENSES OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE, OR ANY LOST REVENUES OR PROFITS (COLLECTIVELY, "DAMAGES"), RESULTING FROM THE APPLICABLE EXCO OPERATOR'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT OR ANY THIRD PARTY OPERATING AGREEMENT, OR THE FURNISHING, PERFORMANCE OR USE OF SERVICES PROVIDED IN SUCH AGREEMENTS, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER OR NOT EXCO WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING IN ANY RESPECT AND OTHER THAN FOR LIABILITY ARISING FROM THE BAD FAITH OR WILLFUL MISCONDUCT OF THE APPLICABLE EXCO OPERATOR, THE APPLCIABLE EXCO OPERATOR SHALL FURTHERMORE NOT BE RESPONSIBLE OR LIABLE TO THE PARTNERSHIP FOR ANY DAMAGES RESULTING OR ARISING FROM ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, SERVICES, SOFTWARE, HARDWARE OR EQUIPMENT) USED TO PROVIDE SERVICES.

          (b)   The Applicable Partnership Parties shall indemnify and hold harmless the Applicable EXCO Operators, their subsidiaries and affiliates and their employees, officers, directors and agents (each, an "EXCO Indemnified Party") from and against any all third party claims for Damages, as incurred by any EXCO Indemnified Party, relating to or arising out of the provision of services by the Applicable EXCO Operators pursuant to this Agreement or any Third Party Operating Agreement, except to the extent that it is finally judicially determined that such Damages resulted from the bad faith or willful misconduct of such EXCO Indemnified Party. The Applicable Partnership Parties shall also reimburse each EXCO Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation (each and collectively, an "Action"), directly or indirectly, arising out of, or relating to, this Agreement, any Third Party Operating Agreement or the services provided pursuant to such agreements, whether or not pending or threatened and whether or not any EXCO Indemnified Party is a party to such Action.

          (c)   The Applicable EXCO Operators shall indemnify and hold harmless each of the Applicable Partnership Parties and their affiliates and employees, officers, directors and agents (each, a "Partnership Group Indemnified Party") from and against any all third party claims for Damages, as incurred by any Partnership Group Indemnified Party, relating to or arising out of the bad faith or willful misconduct of such Applicable EXCO Operator in the provision of services by the Applicable EXCO Operators pursuant to this Agreement or any Third Party Operating Agreement. The Applicable EXCO Operators shall also reimburse each Partnership Group Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any Action, directly or indirectly, arising out of, or relating to, the bad faith or willful misconduct of EXCO under this Agreement any Third Party Operating Agreement or the services provided pursuant to such agreements, whether or not pending or threatened and whether or not any Partnership Group Indemnified Party is a party to such Action.

        Section 11.03    Relationship of the Parties.

          (a)   Each Applicable EXCO Operator is an independent contractor, free of control and supervision by the Applicable Partnership Party as to the means and manner of performing all services under this Agreement, the Applicable Partnership Party having contracted solely for the results of such services. No Applicable EXCO Operator nor any person used or employed by any Applicable EXCO Operator shall be deemed for any purpose to be the employee, agent, servant or representative of the Applicable Partnership Party in performance of any work or services, or any part thereof, under this Agreement. The actual performance and supervision of all work or services performed hereunder shall be by or under the direct supervision of such Applicable EXCO Operator; provided, however, the Applicable Partnership Party and its authorized representatives shall have, at all times, the general right of inspection of such work or services.

          (b)   This Agreement is not intended to create and shall not be construed to create, a relationship of partnership, joint venture, mining partnership, agency, or any type of a fiduciary relationship, or any association for profit between the Parties hereto.

        Section 11.04    Notices.    All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not transmitted during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

      if to any Applicable Partnership Party:

      c/o EXCO Partners, LP
      12377 Merit Drive, Suite 1700
      Dallas, TX 75251
      Attention: General Counsel
      Fax: (214) 706-3409

      if to any Applicable EXCO Operator:

      EXCO Resources, Inc.
      12377 Merit Dr., Suite 1700
      Dallas, TX 75251
      Attention: General Counsel
      Fax: (214) 706-3409

        Section 11.05    Further Action.    The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 11.06    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 11.07    Integration.    This Agreement, the Third Party Operating Agreements and the Administrative Services Agreement constitute the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 11.08    Creditors.    Except for permitted assignees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Applicable Partnership Parties.

        Section 11.09    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 11.10    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

        Section 11.11    Applicable Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

        Section 11.12    Invalidity of Provisions.    If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        Section 11.13    Additional Properties.    If the Partnership acquires additional properties that it desires to be subject to this Agreement and that would not otherwise be subject to this Agreement pursuant to its terms, the Parties agree that EXCO (or any Applicable EXCO Operator designated by EXCO) shall be the operator of such properties (unless the properties are subject to a Third Party Operating Agreement under which a third party will continue as operator), and agree to make such amendments to this Agreement as are necessary for this Agreement to apply to such additional properties.

        Section 11.14    Amendment or Modification.    This Agreement may be amended, restated or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that, if at the time of such amendment, restatement or modification the limited partner interests of the Partnership are listed or traded on an "exchange" as defined in Section 3(a)(1) of the Securities Exchange Act of 1934, as amended, such amendment, restatement or modification must be approved by the Conflicts Committee unless the General Partner determines in good faith that such amendment or modification will not adversely affect the Limited Partners in any material respect.

        Section 11.15    Assignment.    Neither Party may assign all or any portion of its rights, nor delegate all or any portion of its duties hereunder, except for an assignment or delegation to such Party's Affiliate, unless it continues to remain liable for the performance of its obligations hereunder, and obtains the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, a merger shall not be deemed to be an assignment and a transfer of the rights and an assumption of the obligations under this Agreement; provided further, however, that the transfer of all or substantially all of the assets of a Party shall not be deemed an assignment of such rights or obligations of such Party to this Agreement if the assignee assumes all of the obligations under this Agreement. Nothing contained in this Agreement, express or implied, shall confer on any person other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

        Section 11.16    Directly or Indirectly.    Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

        Section 11.17    Rights of Limited Partners.    The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

        Section 11.18    Force Majeure.    If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

16

                EXECUTED as of the Effective Date.

EXCO RESOURCES, INC.

By:
Name:
Title:

EXCO PARTNERS OPERATING PARTNERSHIP, LP

BY:	EXCO PARTNERS OLP GP, LLC, its general partner

By:
Name:
Title:

WINCHESTER PRODUCTION COMPANY, LTD.

BY:	VAUGHAN DE, LLC, its general partner

By:
Name:
Title:

EXCO PARTNERS, LP

BY:	EXCO PARTNERS GP, LP, its general partner

BY:	EXCO PARTNERS GP LP, LLC, its general partner

By:
Name:
Title:

EXCO PARTNERS GP, LP

BY:	EXCO PARTNERS GP LP, LLC, its general partner

By:
Name:
Title:

EXCO PARTNERS GP LP, LLC

By:
Name:
Title:

EXCO PARTNERS OPERATING MLP, LP

BY:	EXCO PARTNERS OPERATING GP, LLC, its general partner

By:
Name:
Title:

EXCO OPERATING USA, LP

BY:	EXCO USA GP, LLC, its general partner

By:
Name:
Title:

NORTH COAST ENERGY, LLC

By:
Name:
Title:

NORTH COAST ENERGY EASTERN LLC

By:
Name:
Title:

POWER GAS MARKETING & TRANSMISSION, LLC

By:
Name:
Title:

QuickLinks

FORM OF
MASTER OPERATING AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II TERM AND TERMINATION
ARTICLE III APPOINTMENT AS OPERATOR OF NON-CONTRACT WELLBORES; DUTIES AS OPERATOR OF NON-CONTRACT WELLBORES
ARTICLE IV SPECIAL PROVISIONS REGARDING THE APPLICABLE EXCO OPERATOR AS OPERATOR OF NON-CONTRACT WELLBORES
ARTICLE V SPECIAL PROVISIONS REGARDING THE CONTRACT WELLBORES
ARTICLE VI SPECIAL PROVISIONS REGARDING BOTH CONTRACT WELLBORES AND NON-CONTRACT WELLBORES
ARTICLE VII APPOINTMENT AS OPERATOR OF NON-CONTRACT PROPERTIES; DUTIES AS OPERATOR OF NON-CONTRACT PROPERTIES
ARTICLE VIII SPECIAL PROVISIONS REGARDING THE CONTRACT PROPERTIES
ARTICLE IX MARKETING SERVICES
ARTICLE X FEES
ARTICLE XI MISCELLANEOUS PROVISIONS